No. 109849

                               [GRAPHIC OMITTED]

                          CERTIFICATE OF INCORPORATION

                                   ----------

         I HEREBY CERTIFY, that "S. & W. Berisford (1910) Limited" is this day Incorporated under the Companies (Consolidation) Act 1908, and that the Company is Limited.

         Given under my hand at London this Twenty-sixth day of May One thousand nine hundred and ten.

                                        GEO. J. SARGENT,
                          ASSISTANT REGISTRAR OF JOINT STOCK COMPANIES


Fees and Deed Stamps (pound)33 10s. 0d.

Stamp Duty on Capital (pound)375 0s. 0d.

No. 109849


Certificate of Change of Name


I HEREBY CERTIFY, That
S. & W. Berisford (1910) Limited
having, with the sanction of a Special Resolution of the said Company, and with the approval of the Board of Trade, changed its name, is now called
S. & W. BERISFORD LIMITED
and I have entered such new name on the Register accordingly.

Given under my hand at London, this Twenty-first day of December One thousand nine hundred and twelve.

H. BIRTLES,
Assistant Registrar of Joint Stock Companies.

No. 109849

                               [GRAPHIC OMITTED]

                          CERTIFICATE OF INCORPORATION
                     ON RE-REGISTRATION AS A PUBLIC COMPANY

                                   ----------

I hereby certify that

         S. & W. Berisford Public Limited Company has this day been re-registered under the Companies Acts 1948 to 1980 as a public company, and that the company is limited.

Dated at Cardiff the 25th February 1982.

                                        B. HAYWARD,
                              ASSISTANT REGISTRAR OF COMPANIES.

No. 109849


Certificate of Incorporation
on Change of Name
I hereby certify that S. & W. Berisford Public Limited Company having by special resolution changed its name, is now incorporated under the name of Berisford International plc.

Given under my hand at the Companies Registration Office, Cardiff the 13 February 1989.


MRS. C.R. WILLIAMS
An authorised officer

                               [GRAPHIC OMITTED]

                          CERTIFICATE OF INCORPORATION

                               ON CHANGE OF NAME

                               Company No. 109849

The Registrar of Companies for England and Wales hereby certifies that

BERISFORD INTERNATIONAL PLC

having by special resolution changed its name, is now incorporated under the name of

Berisford plc


Given at Companies House, Cardiff, the 1st March 1995


                                         /s/ MRS. L. PARRY
                                             MRS. L. PARRY
                                     For the Registrar of Companies

                                     [LOGO]
                          C O M P A N I E S  H O U S E

                               [Graphic omitted]

                          CERTIFICATE OF INCORPORATION

                               ON CHANGE OF NAME

                               Company No. 109849

The Registrar of Companies for England and Wales hereby certifies that

Berisford plc

having by special resolution changed its name, is now incorporated under the name of

Enodis plc

Given at Companies House, London, the 26th June 2000

                                             /s/ K. Davis
                                       For the Registrar of Companies

                                     [Logo]
                                COMPANIES HOUSE

No. 109849

                     THE COMPANIES (CONSOLIDATION) ACT 1908
                                      and
                             THE COMPANIES ACT 1985

                                   ----------
                           COMPANY LIMITED BY SHARES
                                   ----------

                           MEMORANDUM OF ASSOCIATION

                                       OF

                                   ENODIS PLC

         (AS AMENDED BY SPECIAL RESOLUTIONS PASSED 17TH FEBRUARY, 1972, 7TH FEBRUARY, 1989, 17TH JANUARY, 1995 AND 22 JUNE, 2000 AND BY A RESOLUTION OF THE DIRECTORS PASSED ON 8TH FEBRUARY, 1982)

                                   ----------

           *1.    The name of the Company is "Enodis plc".

          **2.    The Company is to be a public company.

            3. The registered office of the Company will be situate in England.

         ***4.    The objects for which the Company is established are:-

                  (a) To acquire and take over as a going concern the undertaking and all or any of the assets and liabilities of S & W Berisford Limited incorporated in 1904, and with a view thereto to enter into the Agreement referred to in the Company's Articles of Association and to carry the same into effect with or without modification.

                  (b) To carry on the business of an investment company and for that purpose and without prejudice to the generality of the foregoing:-

                           (i) to acquire and hold either in the name of the Company or in that of any nominee or trustee, shares, stock, debentures, debenture stock, bonds, notes, obligations and securities issued or guaranteed by any company wherever incorporated or carrying on business and debentures, debenture stock, bonds, notes, obligations and securities issued or guaranteed by any government, sovereign ruler, commissioners, public body or authority, supreme, dependent, municipal, local or otherwise in any part of the world;

                           (ii)     to acquire any such shares, stock,
                                    debentures, debenture stock,

----------
*The Company was incorporated under the name "S. & W. Berisford (1910)
Limited" which name was by Special Resolution of the Company passed on 7th November, 1912 and confirmed on 28th November, 1912, changed to "S. & W. Berisford Limited". By a Resolution of the Directors passed on 8th February, 1982 by virtue of Section 8(3) (a) Companies Act 1980, the name of the Company was changed to "S. & W. Berisford Public Limited Company". By a Special Resolution of the Company passed on 7th February, 1989 the name of the Company was changed to "Berisford International plc". By a Special Resolution of the Company passed on 17th January, 1995 the name of the Company was changed to "Berisford plc". By a Special Resolution of the Company passed on 22nd June, 2000 the name of the Company was changed to Enodis plc.
**This clause was inserted pursuant to a Resolution of the Directors passed on 8th February, 1982.
***The objects of the Company were amended by a Special Resolution passed on 17th January, 1995.

                                       II


                                    bonds, notes, obligations or securities by original subscription, contract, tender, purchase, exchange, underwriting, participation in syndicates or otherwise, and whether or not fully paid up, and to subscribe for the same subject to such terms and conditions (if any) as may be thought fit and to guarantee the subscription thereof;

                           (iii) to exercise and enforce all rights and powers conferred by or incidental to the ownership of any such shares, stock, obligations or other securities including without prejudice to the generality of the foregoing all such powers of veto or control as may be conferred by virtue of the holding by the Company of some special proportion of the issued or nominal amount thereof;

                           (iv) to control, manage, finance, subsidise, coordinate or otherwise assist any company or companies in which the Company has a direct or indirect interest, to provide secretarial, administrative, technical, commercial, supervisory, financial and accounting and other services and facilities of all kinds for any such company or companies and to make payments by way of subvention or otherwise and any other arrangements which may seem desirable with respect to any business or operations of or generally with respect to any such company or companies; and

                           (v) to sell or otherwise dispose of any of the property or investments of the Company; or any other trade or business whatsoever which can in the opinion of the Directors be advantageously carried on by the Company in connection with or as ancillary to any of the businesses of the Company.

                  (c) To carry on business as providers of management services of all kinds and to act as advisers on matters relating to the financing, administration and organisation of trades and businesses and to act as agents or managers in carrying on any trade or business, concern or undertaking and to provide or procure the provision by others of every and any service, need, want or requirement of any trade or business nature required by any person, firm or company in, or in connection with, any trade or business carried on by them and to acquire or subscribe for, upon such terms and conditions and whether in whole or in part for cash, fully or partly paid up shares, stock, debentures, debenture or loan stock or other securities of and in the Company and otherwise generally as the Board of Directors shall think fit, all or any part of the stock, shares, debentures, debenture or loan stock or other securities of, and the whole or any interest in the undertaking, assets and businesses of, any company, firm or person, whether having objects similar to those of the Company or not and to hold stock, shares, debentures, debenture and loan stock and other securities of, or interest in, any company as aforesaid and, with or without security, to lend money to, and to guarantee the performance of the contracts or obligations of any company, firm or person and the payments or repayment of the capital and principal of, and dividends, interest or premiums payable on, any stock, shares, debentures, debenture or loan stock and other securities of any company, whether having objects similar to those of the Company or not and to give all kinds of indemnities.

                  (d) To carry on, directly or indirectly in addition to the foregoing, any other trade or business whatsoever, whether manufacturing or otherwise, which may seem, in the opinion of the Board of Directors, to be capable of being conveniently or advantageously carried on by the Company, either in connection with, or in addition or as ancillary to, any of the above businesses or the general business of the Company or otherwise calculated directly or

                                      III


                           indirectly to enhance the value of, or render profitable any of, the Company's property, rights, or businesses for the time being.

                  (e) To open up branches whether wholesale or retail or assist in the promotion or opening up thereof in any parts of the world and to finance and aid the same pecuniarily or otherwise.

                  (f) To undertake and transact all kinds of agency and for any of the above purposes to hold and exercise any licence or licences.

                  (g) To purchase or otherwise acquire and undertake all or any part of the business property and liabilities of any person or company carrying on any business which this Company is authorised to carry on or possessed of property suitable for the purposes of this Company.

                  (h) To apply for purchase or otherwise acquire any patents licences concessions and the like conferring any exclusive or non-exclusive or limited right to use any invention which may seem capable of being used for the benefit of the Company or the acquisition of which may seem calculated directly or indirectly to benefit this Company and to use exercise develop or grant licences in respect of or otherwise turn to account the property or rights so acquired.

                  (i) To enter into any arrangement with any authorities municipal local or otherwise that may seem conducive to the Company's objects or any of them.

                  (j) To enter into partnership or into any arrangement for sharing profits union of interests co-operation joint adventure reciprocal concession or otherwise with any person or company carrying on engaged in or about to carry on or engage in any business which this Company is authorised to carry on or any business or transaction capable of being conducted so as directly or indirectly to benefit this Company and to lend money to guarantee the contracts of or otherwise assist any such person or company and to take or otherwise acquire shares and securities of any such company and to sell hold and re-issue with or without guarantee or otherwise deal with the same.

                  (k) To sell or dispose of the undertaking of the Company or any part thereof upon such terms and for such consideration as the Company may think fit, and in particular for shares debentures or securities of any other company having objects altogether or in part similar to those of this Company.

                  (l) To promote any company or companies for the purpose of acquiring all or any of the property and liabilities of this Company or for any other purpose which may seem directly or indirectly calculated to benefit this Company.

                  (m) Generally to purchase take on lease or in exchange hire or otherwise acquire and hold real and personal property and any rights or privileges and in particular any land buildings easements machinery plant and stock-in-trade.

                  (n) To construct maintain and alter any buildings or works.

                  (o) To invest and deal with the moneys of the Company not immediately required upon such securities as may from time to time be determined.

                  (p) To borrow raise or secure money in such manner as the Company shall think fit and in particular by the issue of debentures charged upon all or any

                                       IV


                           of the Company's property both present and future including its uncalled capital and secured or not by mortgage or transfer of the Company's property both real and personal or any part thereof respectively and also by the issue of shares bearing a preferential dividend.

                  (q) To pay out of the funds of the Company all expenses of or incident to the formation and registration of the Company and the issue of any capital therein.

                  (r) To draw make accept endorse discount execute and issue promissory notes bills of exchange and other negotiable or transferable instruments.

                  (s) To sell improve manage develop let lease mortgage dispose of or otherwise deal with all or any part of the property of the Company.

                  (t) To remunerate any person, firm or company rendering service to the Company whether by cash payment or by the allotment to him or them of shares or securities of the Company credited as paid up in full or in part or otherwise.

                  (u) To receive money on deposit on such terms as the Directors may approve.

                  (v) To advance money, give credit on any terms as the Directors may approve and with or without security or consideration and make gifts to any person, firm or company (including without prejudice to the generality of the foregoing any subsidiary or any other company associated in any way with the Company).

                  (w) To adopt such means of making known the businesses and products of the Company as may in the opinion of the Directors seem expedient, and in particular by advertising in the press, by circulars, by purchase and exhibition of works of art or interest, by publication of books and periodicals, and by granting prizes, rewards and donations.

                  (x) To support, subscribe or contribute to any charitable or public object or any institution, society or club which may be for the benefit of the Company or its Directors, officers or employees, or the directors, officers and employees of its predecessors in business or of any subsidiary, allied or associated company, or which may be connected with any town or place where the Company carries on business and to subsidise or assist any association of employers or employees or any trade association. To grant pensions, gratuities, annuities or charitable aid and generally to provide advantages, facilities and services to any person (including any directors or former directors) who may have served the Company or its predecessors in business or any subsidiary, allied or associated company or to the wives, children or other dependants or relatives of such persons, to make advance provision for the payment of such pensions, gratuities or annuities as aforesaid by establishing or acceding to such trusts schemes or arrangements (whether or not capable of approval by the Commissioners of Inland Revenue under any relevant legislation for the time being in force) as may seem expedient, to appoint trustees or to act as trustee of any such schemes or arrangements, and to make payments towards insurance for the benefit of such persons or to their wives, children, or other dependants or relatives.

                  (y) To establish and contribute to any scheme for the purchase or subscription by trustees of shares in the Company to be held for the benefit of the employees of the Company or any subsidiary, allied or associated company,

                                       V

                           and to lend money to such employees or to trustees on their behalf to enable them to purchase or subscribe for shares in the Company and to formulate and carry into effect any scheme for sharing the profits of the Company with employees or any of them.

                  (z) To apply for, promote and obtain any Act of Parliament order or licence of the Department of Trade and Industry or other authority for enabling the Company to carry any of its objects into effect or for effecting any modifications of the Company's constitution or for any other purposes which may in the opinion of the Directors seem expedient, and to oppose any proceedings or applications which may in the opinion of the Directors seem calculated directly or indirectly to prejudice the Company's interests.

                  (AA) To establish, grant and take up agencies in any part of the world, and to do all such other things as the Company may deem conducive to the carrying on of the Company's business, either as principals, or agents, and to remunerate any persons in connection with the establishment or granting of such agencies upon such terms and conditions as the Company may think fit.

                  (AB) To distribute among the shareholders in specie any of the property of the Company or any proceeds of sale or disposal of any property of the Company and for such purpose to distinguish and separate capital from profits, but so that no distribution amounting to a reduction of capital shall be made except with the sanction (if any) for the time being required by law.

                  (AC) To purchase and maintain insurance for the benefit of any person who is an officer or employee, or former officer or employee, of the Company or of a subsidiary of the Company or in which the Company has an interest whether direct or indirect or who is or was trustee of any retirement benefits scheme or any other trust in which any such officer or employee or former officer or employee is or has been interested indemnifying such person against liability for negligence, default, breach of duty or breach of trust or any other liabilities which may lawfully be insured against.

                  (AD)     To amalgamate with any other company.

                  (AE) To do all or any of the above things in any part of the world and as principals, agents, contractors, trustees or otherwise, and by or through trustees, agents, subcontractors or otherwise, and either alone or in conjunction with others and to procure the Company to be registered or recognised in any foreign country or place.

                  (AF) To do all such other things as are incidental or conducive to the attainment of the above objects.

                  (AG) And it is hereby declared that the word "company" in this Memorandum except where used in reference to this Company shall be deemed to include any partnership or other body of persons whether incorporated or not incorporated.

                                       VI


         5.       The liability of the Members is limited.

         6. The capital* of the Company is L150,000 divided into 150,000 shares of L1 each with power to divide the shares in the original or any increased capital into several classes and to attach thereto respectively any preferential qualified special or deferred rights privileges and conditions.

----------
*Following an increase of the capital of the Company on 5th August, 1971, the authorized capital of the Company was L3,650,000 divided in 75,000 7-1/2% Cumulative Preference Shares of L1 each,75,000 5% Cumulative Preference Shares of L1 each and 14,000,000 Ordinary Shares of 25p each.

By an Ordinary Resolution passed on 5th March, 1973, the capital of the Company was increased to L5,150,000 by the creation of 6,000,000 Ordinary Shares of 25p each.

By an Ordinary Resolution passed on 20th November, 1975, the capital of the Company was increased to L9,150,000 by the creation of 16,000,000 Ordinary Shares of 25p each.

By an Ordinary Resolution passed on 9th August, 1976, the capital of the Company was increased to L12,150,000 by the creation of 12,000,000 Ordinary Shares of 25p each.

By an Ordinary Resolution passed on 28th February, 1978, the capital of the Company was increased to L24,150,000 by the creation of 48,000,000 Ordinary Shares of 25p each.

By an Ordinary Resolution passed on 14th March, 1979, the capital of the Company was increased to L30,150,000 by the creation of 24,000,000 Ordinary Shares of 25p each.

By an Ordinary Resolution passed on 9th March, 1981, the capital of the Company was increased to L55,150,000 by the creation of 100,000,000 Ordinary Shares of 25p each.

By an Ordinary Resolution passed on 30th July, 1983, the capital of the Company was increased to L69,992,819 by the creation of 59,371,276 Ordinary Shares of 25p each.

By an order of the High Court dated 19th December, 1988 the issued share capital of the Company was reduced by the cancellation of the 7-1/2% Cumulative Preference Shares of L1 each and the 5% Cumulative Preference Shares of L1 each and the following Minute was approved by the court:--

      The capital of S&W Berisford Public Limited Company was by virtue of a Special Resolution and with the sanaction of an Order of the High Court of Justice dated the 19th December, 1988 reduced from L69,992,819 divided into 75,000 7-1/2 per cent. Cumulative Preference Shares and 75,000 5 per cent. Cumulative Preference Shares all of L1 each and 279,371,276 Ordinary Shares of 25p each of L69,842,819 divided into 279,371,276 Ordinary Shares of 25p each. At the date of the registration of this Minute 191,941,906 of the Ordinary Shares have been issued and are deemed to be fully paid and the remainder are unissued.

By an Ordinary Resolution passed on 7th February, 1989, the Ordinary Shares of 25p each were consolidated into Ordinary Shares of 50p each and then divided into Ordinary Shares of 10p each. Accordingly, as at the date of reprinting the Company's Memorandum and Articles of Association (5th March,
1992) the capital of the Company is L69,842,819 divided into 698,428,190 Ordinary Shares of 10p each.

By an Ordinary Resolution passed on 20th January 1993, the Ordinary Shares of 10p each were consolidated and converted into Ordinary Shares of 50p each. Following the passing of this Resolution, the capital of the Company is L69,842,819 divided into 139,685,638 Ordinary Shares of 50p each.

By an Ordinary Resolution passed on 31st January 1994, the capital of the Company was increased to L101,490,966 by the creation of 63,296,294 Ordinary Shares of 50p each.

By an Ordinary Resolution passed on 23rd January 1995, the capital of the Company was increased to L172,100,000 by the creation of 141,218,068 Ordinary Shares of 50p each.

                                       VII


WE, the several persons whose names addresses and descriptions are subscribed are desirous of being formed into a Company in pursuance of this Memorandum of Association and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names.

--------------------------------------------------------------------------------
                                                             NUMBER OF SHARES
NAMES, ADDRESSES, AND DESCRIPTIONS OF SUBSCRIBERS.               TAKEN BY
                                                              EACH SUBSCRIBER
--------------------------------------------------------------------------------
WILLIAM BERISFORD,                                                 1,000
         Norwood, Alderley Edge,
SUGAR MERCHANT.

SAMUEL RICHARD BERISFORD,                                          1,000
         The Cedars, Heaton Mersey,
SUGAR MERCHANT.

HAROLD BERISFORD,                                                  1,000
         The Old Farm, Hale,
SUGAR MERCHANT.

ERNEST PERCIVAL,                                                     1
         Norton Leigh, Chorlton-cum-Hardy,
COMMERCIAL TRAVELLER.

FREDERICK THOMAS WILLS,                                              1
         Ellesmere Park, Eccles,
COMMERCIAL TRAVELLER.

GEORGE HOCKNELL,                                                     1
         44 Shrewsbury Street, Old Trafford,
COMMERCIAL TRAVELLER.

ISAAC NEWBY,                                                         1
         Duncan Road, Longsight,
CASHIER.
================================================================================

         Dated the 12th day of May 1910.

Witness to the above Signatures

         ED. BOUTFLOWER,
                  SOLICITOR,
                           Manchester.